LEGG MASON PARTNERS INCOME TRUST
LEGG MASON PARTNERS NEW JERSEY MUNICIPALS FUND


Sub-Item 77C

Registrant incorporates by reference Registrant's
Other definitive proxy statements
dated October 9, 2006 filed on October 6, 2006.
(Accession No. 0001193125-06-203842)